SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 13, 2003

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.    OTHER EVENTS

On May 14, 2003, V.I. Technologies, Inc. (“Vitex”) announced that it had received a notice from Nasdaq on May 13, 2003, indicating that Vitex has failed to comply with the $1.00 minimum bid price and with the $10 million minimum stockholders’ equity requirements for continued listing under Nasdaq’s Marketplace Rules 4450(a)(5) and 4450(a)(3), respectively. Accordingly, Vitex’s common stock is subject to delisting from the Nasdaq National Market. A copy of the Vitex press release dated May 14, 2003 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1    Press Release of V.I. Technologies, Inc. dated May 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: May 15, 2003	By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of V.I. Technologies, Inc. dated May 14, 2003.

2